Exhibit 10.38

AMENDMENT NO.1 TO THE SEALY CORPORATION

1998 STOCK OPTION PLAN

ADOPTED OCTOBER 26, 2007

Section VI of the Sealy’s 1998 Stock option plan be and hereby is amended by replacing the word “may” with the following “shall”.